Exhibit 99.2

                                 FIRST AMENDMENT
                                 ---------------


         FIRST AMENDMENT (this "Amendment"), dated as of January 1, 2002, among EXTENDED STAY AMERICA, INC., a Delaware corporation (the "Borrower"), the Lenders party to the Credit Agreement referred to below (the "Lenders"), MORGAN STANLEY SENIOR FUNDING, INC., as Sole Lead Arranger and Sole Book Runner (in such capacity, the "Lead Arranger"), BEAR STEARNS CORPORATE LENDING INC. and FLEET NATIONAL BANK, as Co-Syndication Agents (in each capacity, the "Co-Syndication Agents"), and THE INDUSTRIAL BANK OF JAPAN, LIMITED, as Administrative Agent (the "Administrative Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.


                              W I T N E S S E T H :
                              - - - - - - - - - -


         WHEREAS, the Borrower, the Lenders, the Lead Arranger, the Co-Syndication Agents and the Administrative Agent are parties to a Credit Agreement, dated as of July 24, 2001 (the "Credit Agreement"); and

         WHEREAS, the Borrower has requested the Lenders to amend, and the Lenders have agreed to amend, certain provisions of the Credit Agreement on the terms and conditions set forth herein;


         NOW, THEREFORE, it is agreed:

         1. Section 8.01(d) of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (x) thereof and inserting a comma in lieu thereof, (ii) redesignating existing clause (y) thereof as clause (z) and (iii) inserting the following new clause (y) immediately following existing clause (x) thereof:

         ", (y) from and after March 31, 2002, set forth the calculation of the Consolidated Leverage Ratio as at the last day of the respective fiscal quarter or fiscal year of the Borrower".

         2. Section 9.09 of the Credit Agreement is hereby amended by deleting the table appearing therein and inserting the following new table in lieu thereof:

         "Period                                            Ratio
          ------                                            -----

         Effective Date to December 31, 2001                4.75:1.00
         January 1, 2002 to March 31, 2003                  5.25:1.00
         April 1, 2003 and thereafter                       4.50:1.00".

         3. The definition of "Applicable Margin" appearing in Section 11.01 of the Credit Agreement is hereby deleted and the following new definition of "Applicable Margin" is inserted in lieu thereof:

         "Applicable Margin" shall mean (i) with respect to A Term Loans, B Term Loans, Revolving Loans and Swingline Loans, during the Applicable Period, the respective percentage per annum set forth below under the respective Type of Loan and opposite the respective Level (i.e., Level 1, Level 2 or Level 3, as the case may be) indicated to have been achieved on the applicable Test Date for the Applicable Period (as shown on the respective officer's certificate delivered pursuant to Section 8.01(d) or the first proviso below):

                                                  A Term Loans and
                               A Term Loans and    Revolving Loans
                               Revolving Loans    Maintained as Base   B Term Loans       B Term Loans
           Consolidated         maintained as      Rate Loans and      maintained as      Maintained as
Level     Leverage Ratio       Eurodollar Loans    Swingline Loans    Eurodollar Loans   Base Rate Loans
-----     --------------       ----------------    ---------------    ----------------   ---------------
  1    Greater than or equal        3.00%              2.00%               3.50%             2.50%
       to 4.75:1.00

  2    Less than 4.75:1.00          2.50%              1.50%               3.00%             2.00%
       but greater than or
       equal to 4.25:1.00

  3    Less than 4.25:1.00          2.25%              1.25%               2.75%             1.75%

    ; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(d) showing the applicable Consolidated Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 (or, from and after April 1, 2003, Level 2) pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Applicable Period is at a level which is less than Level 1 (or, from and after April 1, 2003, Level 2) (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate). Notwithstanding anything to the contrary contained above in this definition,
    (w) the Applicable Margin for Loans outstanding prior to the First Amendment Effective Date shall be as provided in the definition thereof, without giving effect to this Amendment (although after such date the Applicable Margin for all outstanding Loans shall be as provided herein), (x) Level 1 (or, from and after April 1, 2003, Level 2) pricing shall apply at any time when any Default or Event of Default is in existence, (y) subject to preceding clause (x), Level 2 shall apply from January 1, 2002 until the date of the Borrower's delivery of the financial statements for its fiscal quarter ending March 31, 2002 required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to Section 8.01(d)) and (z) from and after April 1, 2003, Level 1 pricing shall no longer be applicable and, on such date, the text "Less than 4.75:1.00 but greater than or equal to 4.25:1.00" appearing under the column entitled "Consolidated Leverage Ratio" in the table above shall be deleted and replaced with the language "Greater than or equal to 4.25:1.00", with all such modifications to be made on such date without any further action of the Borrower, the Administrative Agent or any other Person; and

    (ii) with respect to Incremental Term Loans incurred under a particular Tranche, the respective Applicable Margins for each Type of such Tranche of Loans as set forth in the applicable Incremental Term Loan Commitment Agreement, provided that all Incremental Term Loans of a particular Tranche shall have the same Applicable Margins for each Type of such Tranche of Incremental Term Loans."

         4. The definition of "Consolidated Debt" appearing in Section 11.01 of the Credit Agreement is hereby deleted and the following new definition of "Consolidated Debt" is inserted in lieu thereof:

         "Consolidated Debt" shall mean, at any time, (i) during the period commencing January 1, 2002, through and including June 30, 2002, and solely for the purposes of calculating the Consolidated Leverage Ratio and the Consolidated Senior Debt Leverage Ratio in determining compliance with Sections 9.09 and 9.10 during such period, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time (including any Indebtedness incurred at such time) less all cash and Cash Equivalents that would appear on the Borrower's consolidated balance sheet at such time and (ii) at all other times and for all other purposes the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time (including any Indebtedness incurred at such time).

         5. The definition of "Consolidated EBIT appearing in Section 11.01 of the Credit Agreement is hereby amended by (i) deleting the word "and" appearing at the end of clause (y) thereof, (ii) and redesignating existing clauses (u) through (z) thereof as clause (t) through (y), respectively, and (iii) inserting the following new clause (z) at the end thereof:

         "(z) in the case of calculating Consolidated Leverage Ratio and Consolidated Senior Debt Leverage Ratio in determining compliance with Sections 9.09 and 9.10 only, expenses written off during such period to the extent such expenses (i) resulted from costs incurred or otherwise capitalized associated with sites under option that will not be developed in the future, (ii) otherwise reduced Consolidated Net Income during such period and (iii) do not in the aggregate exceed $12,500,000".

         6. Section 11.01 of the Credit Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:

         "Applicable Period" shall mean each period which shall commence on a date on which financial statements are delivered pursuant to Section 8.01(a) or (b), as the case may be, and which shall end on the date of actual delivery of the next financial statements pursuant to Section 8.01(a) or
    (b), as the case may be; provided that in the event that the Borrower does not deliver such next financial statements pursuant to Section 8.01(a) or
    (b), as the case may be, the Applicable Margin for the respective Applicable Period shall be subject to the first proviso contained in the definition of Applicable Margin appearing in this Section 11.01.

         "First Amendment Effective Date" shall mean the date of the effectiveness of the First Amendment to this Agreement, dated as of January 1, 2002, among the Borrower, the Agents and the Lenders.

         "Start Date" shall mean the first day of any Applicable Period.

         "Test Date" shall mean, with respect to any Applicable Period, the last day of the most recent fiscal quarter or fiscal year (as the case may be) of the Borrower ended immediately prior to the Start Date with respect to such Applicable Period.

         7. The parties hereto agree that as a technical modification to the Credit Agreement, the text "9.15% Senior Subordinated Notes and the 9-7/8% Senior Subordinated Notes" appearing in Section 7.22 is hereby deleted and
Schedule VI of the Credit Agreement is deemed modified to include the same thereon.

         8. In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that (i) the representations and warranties contained in Section 7 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date (as defined below), both before and after giving effect to this Amendment (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and (ii) there exists no Default or Event of Default on the First Amendment Effective Date, both before and after giving effect to this Amendment.

         9. In order to further induce the Lenders to enter into this Amendment, the Borrower hereby agrees that on the First Amendment Effective Date it shall pay to each Lender which executes and delivers to the Administrative Agent a counterpart of this Amendment on or before 5:00 p.m. (New York City time) on the First Amendment Effective Date, an amendment fee (the "Amendment Fee") equal to
(i) 0.125% multiplied by (ii) the sum of such Lender's outstanding Term Loans plus its undrawn A-3 Term Loan Commitment plus its Revolving Loan Commitment, in each case on December 31, 2001.

         10. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

         11. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

         12. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

         13. This Amendment shall become effective as of January 1, 2002 (the "First Amendment Effective Date"); provided that (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office on or prior to such date and (ii) the Borrower shall have paid the Amendment Fee to the applicable Lenders on or prior to such date.

         14. From and after the First Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

                                      * * *

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                      [NAME OF INSTITUTION]



                                      By:
                                         -------------------------------------
                                         Name:
                                         Title: